Exhibit 99.1

ZYNGA ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

DELIVERS $175M IN BOOKINGS AND $2M IN ADJUSTED EBITDA

ZYNGA REAFFIRMS FULL YEAR 2014 OUTLOOK FOR BOOKINGS AND ADJUSTED EBITDA

SAN FRANCISCO – November 6, 2014 – Zynga Inc. (NASDAQ: ZNGA), a leading social game developer, today announced financial results for the third quarter ended September 30, 2014.

“I am encouraged by the results of the quarter as we navigate through this time of transition. In Q3, we reported bookings at the high end of our guidance range and Adjusted EBITDA near the midpoint of our guidance range. Our teams have been working hard over the last year to reshape our business and we are seeing that work show up in two important areas – our franchise bookings and mobile bookings growth. Last quarter, our core franchises – Casino, Words With Friends and FarmVille – grew 30 percent year over year in terms of bookings, and we achieved meaningful growth in mobile with a 111 percent increase in mobile bookings annually,” said Don Mattrick, CEO, Zynga. “We have been operating with purpose and it has taken us some time to transform our business as we faced some execution challenges in the quarter. 2014 has been an investment year for us as we assembled a new leadership team, reorganized the company and reset our product pipeline. As we move forward and aggressively compete in an exciting market, we continue to believe that we are well positioned to take advantage of our global scale and diversified product portfolio, and we remain committed to working together as a team to deliver long term value for our consumers, employees and shareholders.”

Recent Business Highlights

•	Generated bookings of $175 million, Adjusted EBITDA of $2 million and Non-GAAP net loss of $7 million, performing within our outlook range.

•	Delivered a 111% increase in mobile bookings year over year and a 10% increase quarter over quarter. In terms of platform mix, mobile bookings represented 55% of total bookings, up 5% from the second quarter of 2014.

Recent Product Highlights

•	Entered the Sports category with the launch of our sports brand, Zynga Sports 365. Launched NFL Showdown in September across iPhone, iPad, iPod Touch and Google Play.

•	In early September, Zynga launched the new Zynga Poker, which includes a sophisticated design and feature set that inspires more competition, authenticity and social connections between players.

•	Launched two titles in the Words and Runner categories in select geo-lock markets – New Words With Friends, which represented the most significant update to Words With Friends since its launch in 2009 – and Looney Tunes Dash!, a Runner game that leverages a multi-year agreement with Warner Bros. Interactive Entertainment to license the Looney Tunes brand for mobile.

•	Released a series of events and feature updates to a number of our games including FarmVille 2: Country Escape, Hit It Rich! Slots, and CSR Classics.

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
GAAP Results
Revenue	$176,611	$202,580	$497,863	$696,904
Net loss	$(57,058)	$(68)	$(180,774)	$(11,740)
Diluted net loss per share	$(0.06)	$0.00	$(0.21)	$(0.01)
Non-GAAP Results
Bookings	$175,488	$152,106	$511,948	$569,499
Adjusted EBITDA	$2,163	$6,901	$30,500	$43,946
Non-GAAP net loss	$(6,681)	$(16,215)	$(10,131)	$(13,239)
Non-GAAP loss per share	$(0.01)	$(0.02)	$(0.01)	$(0.02)

Third Quarter 2014 Operational Metrics

•	Average daily bookings per average DAU (ABPU) increased from $0.055 in the third quarter of 2013 to $0.073 in the third quarter of 2014, up 34% year-over-year. On a consecutive quarter basis, ABPU was up 8% from $0.067 in the second quarter of 2014.

•	Monthly Unique Payers (MUPs) in the third quarter of 2014 were 1.3 million, compared to 1.6 million in the third quarter of 2013. On a consecutive quarter basis, MUPs were down 19% from 1.7 million in the second quarter of 2014.

•	Daily active users (DAUs) in the third quarter of 2014 were 26 million, compared to 30 million in the third quarter of 2013. On a consecutive quarter basis, DAUs were down 9% from 29 million in the second quarter of 2014. Web DAUs and Mobile DAUs were 8 million and 18 million in the third quarter of 2014, respectively.

•	Monthly active users (MAUs) in the third quarter of 2014 were 112 million, compared to 133 million in the third quarter of 2013. On a consecutive quarter basis, MAUs were down 14% from 130 million in the second quarter of 2014. Web MAUs and Mobile MAUs were 38 million and 74 million in the third quarter of 2014, respectively.

•	Monthly unique users (MUUs) in the third quarter of 2014 were 77 million, compared to 97 million in the third quarter of 2013. On a consecutive quarter basis, MUUs were down 13% from 89 million in the second quarter of 2014.

Third Quarter 2014 Financial Summary

•	Revenue: Revenue was $177 million for the third quarter of 2014, a decrease of 13% compared to the third quarter of 2013 and an increase of 15% compared to the second quarter of 2014. Online game revenue was $140 million, a decrease of 20% compared to the third quarter of 2013 and an increase of 6% compared to the second quarter of 2014. Advertising and other revenue was $37 million, an increase of 32% compared to the third quarter of 2013 and an increase of 67% compared to the second quarter of 2014. FarmVille 2, Zynga Poker and Hit it Rich! accounted for 27%, 22% and 12% of online game revenue, respectively, for the third quarter of 2014 compared to FarmVille 2 and Zynga Poker accounting for 32% and 24%, respectively, for the second quarter of 2014.

•	Bookings: Bookings were $175 million for the third quarter of 2014, an increase of 15% compared to the third quarter of 2013 and an increase of 0.2% compared to the second quarter of 2014.

•	Net loss: Net loss was $57 million for the third quarter of 2014, compared to net loss of $68 thousand for the third quarter of 2013 and compared to net loss of $63 million for the second quarter of 2014.

•	Adjusted EBITDA: Adjusted EBITDA was $2 million for the third quarter of 2014 compared to $7 million for the third quarter of 2013 and $14 million in the second quarter of 2014.

•	Non-GAAP net income (loss): Non-GAAP net loss was $7 million for the third quarter of 2014, compared to non-GAAP net loss of $16 million in the third quarter of 2013 and non-GAAP net income of $3 million in the second quarter of 2014.

•	Net loss per share: Diluted net loss per share was $0.06 for the third quarter of 2014 compared to a diluted net loss per share of $0.00 for the third quarter of 2013 and diluted net loss per share of $0.07 for the second quarter of 2014.

•	Non-GAAP loss per share: Non-GAAP loss per share was ($0.01) for the third quarter of 2014 compared to ($0.02) for the third quarter of 2013 and $0.00 for the second quarter of 2014.

•	Cash and cash flow: As of September 30, 2014, cash, cash equivalents and marketable securities were approximately $1.14 billion, compared to $1.15 billion as of June 30, 2014. Cash flow from operations was ($2) million for the third quarter of 2014, compared to ($5) million for the third quarter of 2013 and $18 million for the second quarter of 2014. Free cash flow was ($5) million for the third quarter of 2014 compared to ($6) million for the third quarter of 2013 and $14 million for the second quarter of 2014.

Fourth Quarter and Full Year Outlook

Zynga’s outlook for the fourth quarter of 2014 is as follows:

•	Revenue is projected to be in the range of $170 million to $200 million

•	Net loss is projected to be in the range of $51 million to $34 million

•	Net loss per share is projected to be in the range of $0.06 and $0.04, based on a share count projected to be approximately 894 million shares

•	Bookings are projected to be in the range of $183 million to $213 million

•	Adjusted EBITDA is projected to be in the range of $9 million to $29 million

•	Non-GAAP earnings (loss) per share is projected to be in the range of ($0.01) to $0.01, based on a share count projected to be in the range of approximately 894 million to 929 million shares

Zynga’s outlook for 2014 is as follows:

•	Revenue is projected to be in the range of $668 million to $698 million

•	Net loss is projected to be in the range of $231 million to $214 million

•	Net loss per share is projected to be in the range of $0.26 and $0.24, based on a share count projected to be approximately 875 million shares

•	Bookings are projected to be in the range of $695 million to $725 million

•	Adjusted EBITDA is projected to be in the range of $40 million to $60 million

•	Non-GAAP earnings (loss) per share is projected to be in the range of ($0.02) to $0.00, based on a share count projected to be in the range of approximately 875 million to 914 million shares

Conference Call Details

Zynga will host a conference call today, November 6, 2014, at 2:00 pm PDT (5:00 pm EDT) to discuss financial results. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of the company’s website at http://investor.zynga.com and a replay will be archived and accessible at the same website after the call.

About Zynga Inc.

Zynga Inc. is a leading developer of the world’s most popular social games that are played by more than 100 million monthly consumers. The company has created evergreen franchises such as FarmVille, Zynga Casino and Words With Friends. Zynga’s NaturalMotion, an Oxford-based mobile game and technology developer, is the creator of hit mobile games in popular entertainment categories, including CSR Racing, CSR Classics and Clumsy Ninja. Zynga games have been played by more than 1 billion people around the world and are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com. The company is headquartered in San Francisco, California. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Key Operating Metrics:

Please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 for definitions of “DAU,” “MAU,” “MUU,” “MUP” and “ABPU.”

MUUs and MUPs in this press release exclude MUUs and MUPs from NaturalMotion as the necessary data is not yet available.

We manage our business by tracking several operating metrics: “DAUs,” which measure daily active users of our games, “MAUs,” which measure monthly active users of our games, “MUUs,” which measure monthly unique users of our games, “MUPs,” which measure monthly unique payers in our games, and “ABPU,” which measures our average daily bookings per average DAU. The operating metrics described above are recorded by our internal analytics systems. The numbers for these operating metrics are calculated using internal company data based on tracking the activity of user accounts. We believe that the numbers are reasonable estimates of our user base for the applicable period of measurement; however, factors relating to user activity and systems may impact these numbers.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, our outlook for fourth quarter 2014 revenue, net loss, diluted net loss per share, weighted average diluted share count, bookings, Adjusted EBITDA, non-GAAP net earnings (loss) per share and non-GAAP weighted average diluted share count; our outlook for full year 2014 revenue, net loss, diluted net loss per share, weighted average diluted share count, bookings, Adjusted EBITDA and Non-GAAP earnings (loss) per share; certain other financial items necessary for GAAP to Non-GAAP reconciliation; our future operational and strategic plans; the planned launch of mobile first games and new features for existing games in the remainder of this year, including the planned global launch of Looney Tunes Dash!; the breadth and depth of our game slate for 2015; our ability to execute against our strategy and deliver long term value for our shareholders, consumers and employees; our ability to successfully transition our business and take advantage of our scale and diversified product portfolio to aggressively compete and take advantage of the market opportunity in our industry in 2015; our entry into, or expanded game offerings in, new evergreen content categories and the evergreen potential of these categories, including the Sports and Runner Categories; the timely launch of games in these categories and the success of these games; our ability to develop, identify, market and launch hit games for mobile and web on schedule, including our ability to improve our execution against audience growth and product quality; our ability to monetize these games; and market opportunity in the social gaming market, including the mobile market and advertising market .. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking statements. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, the ability of key games, including our franchise games to sustain or grow audience, bookings and engagement, our relationship with Facebook or changes in the Facebook platform, our relationship and/or agreements with Apple, Google and other Android platform providers and/or changes in the Android or iOS platforms, our relationship and/or agreements with key licensing partners, delays or challenges in implementing cost-cutting activities and our ability to control and reduce expenses, our use of working capital in general, attrition and declines in our existing games, our ability to launch new games and features in a timely manner and monetize these games and features effectively on the web and on mobile, including planned features for our existing games, our planned global launch of Looney Tunes Dash!, planned launches from NaturalMotion, planned launches from our franchises and planned launches in new evergreen categories, the effectiveness of our marketing initiatives and ability to obtain game featuring from partners, seasonal changes in advertising rates, our ability to successfully identify new evergreen content categories and launch games that will capture the market potential of these categories, our exposure to illegitimate credit card activity and other security risks, sales or purchases of virtual goods used in Zynga Poker or our other games through unauthorized or fraudulent third-party websites, our ability to anticipate and address technical challenges that may arise, our ability to protect our players’ information and adequately address privacy concerns, competition, changing interests of players, intellectual property disputes or other litigation, asset impairment charges, our ability to retain key employees and retain and attract new talent and our ability to work as a team to execute against our strategy, acquisitions by us, and changes in corporate strategy or management.

More information about factors that could affect our operating results is included under the captions “Annual Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 could differ from the preliminary results we have announced in this press release.

Non-GAAP Financial Measures

We have provided in this release non-GAAP financial information including bookings, Adjusted EBITDA, free cash flow, non-GAAP net income and non-GAAP effective tax rate outlook to GAAP effective tax rate or non-GAAP earnings (loss) per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. We have provided reconciliations between our historical and fourth quarter 2014 outlook for non-GAAP financial measures to the most directly comparable GAAP financial measures.

Some limitations of bookings, Adjusted EBITDA, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and free cash flow:

•	Adjusted EBITDA and non-GAAP net income (loss) do not include the impact of stock-based expense, asset impairment charges, acquisition-related transaction expenses, contingent consideration fair value adjustments and restructuring expense;

•	Bookings, Adjusted EBITDA and non-GAAP net income (loss) do not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average life of virtual goods or as virtual goods are consumed;

•	Adjusted EBITDA does not reflect income tax expense;

•	Adjusted EBITDA does not include other income and expense, which includes foreign exchange gains and losses and interest income;

•	Adjusted EBITDA excludes both depreciation and amortization of intangible assets, while non-GAAP net income excludes amortization of intangible assets from acquisitions. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA and non-GAAP net income (loss) do not include gains and losses associated with significant legal settlements;

•	Non-GAAP earnings (loss) per share gives effect to all dilutive awards based on the treasury stock method that were excluded from the GAAP diluted earnings per share calculation in periods when non-GAAP net income (loss) is positive and GAAP net income (loss) is negative;

•	Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures, and removing the excess income tax benefits or costs associated with stock-based awards; and

•	Other companies, including companies in our industry, may calculate bookings, Adjusted EBITDA, non-GAAP net income (loss), non-GAAP earnings (loss) per share and free cash flow differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, you should consider bookings, Adjusted EBITDA, non-GAAP net income (loss), non-GAAP earnings (loss) per share, and free cash flow, along with other financial performance measures, including revenue, net income (loss), diluted net loss per share, cash flow from operations and GAAP operating margin and our other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.

Contact

Investors – Darren Yip

415-339-5266

investors@zynga.com

Press – Stephanie Hess

415-503-0303

press@zynga.com

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$128,278	$465,523
Marketable securities	697,484	659,973
Accounts receivable	86,565	65,667
Income tax receivable	3,744	6,943
Deferred tax assets	3,803	16,293
Restricted cash	48,050	3,493
Other current assets	24,443	23,507

Total current assets	992,367	1,241,399
Long-term marketable securities	319,115	416,474
Goodwill	675,324	227,989
Other intangible assets, net	76,479	18,282
Property and equipment, net	307,387	348,793
Other long-term assets	20,704	26,148

Total assets	$2,391,376	$2,279,085

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,439	$20,973
Other current liabilities	153,956	68,866
Deferred revenue	198,688	186,663

Total current liabilities	368,083	276,502
Deferred revenue	5,312	3,252
Deferred tax liabilities	8,458	—
Other non-current liabilities	78,639	122,060

Total liabilities	460,492	401,814
Stockholders’ equity:
Common stock and additional paid in capital	3,062,186	2,823,743
Accumulated other comprehensive income (loss)	(4,510)	(1,046)
Accumulated deficit	(1,126,792)	(945,426)

Total stockholders’ equity	1,930,884	1,877,271

Total liabilities and stockholders’ equity	$2,391,376	$2,279,085

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Online game	$139,372	$174,370	$402,608	$607,262
Advertising	37,239	28,210	95,255	89,642

Total Revenue	176,611	202,580	497,863	696,904
Costs and expenses:
Cost of revenue	53,286	59,011	158,078	189,482
Research and development	100,113	81,023	291,419	334,526
Sales and marketing	44,005	21,170	115,466	79,640
General and administrative	38,536	34,012	128,703	121,193
Impairment of intangible assets	—	10,217	—	10,217

Total costs and expenses	235,940	205,433	693,666	735,058

Income (loss) from operations	(59,329)	(2,853)	(195,803)	(38,154)
Interest income	841	965	2,487	3,233
Other income (expense), net	647	929	2,668	(4,465)

Income (loss) before income taxes	(57,841)	(959)	(190,648)	(39,386)
Provision for (benefit from) income taxes	(783)	(891)	(9,874)	(27,646)

Net income (loss)	$(57,058)	$(68)	$(180,774)	$(11,740)

Net income (loss) per share:
Basic and diluted	$(0.06)	$0.00	$(0.21)	$(0.01)

Weighted average common shares used to compute net income (loss) per share:
Basic and diluted	884,021	804,129	869,178	791,032
Stock-based expense included in the above line items:
Cost of revenue	$1,110	$(645)	$3,391	$(351)
Research and development	24,281	10,119	60,293	46,907
Sales and marketing	1,187	2,941	4,505	8,327
General and administrative	9,717	(3,159)	25,279	10,183

Total stock-based expense	$36,295	$9,256	$93,468	$65,066

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating activities
Net income (loss)	$(57,058)	$(68)	$(180,774)	$(11,740)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,283	33,986	64,553	96,905
Stock-based expense	36,295	9,256	93,468	65,066
Accretion and amortization on marketable securities	2,385	4,725	7,783	14,310
(Gain) loss from sales of investments, assets and other, net	853	2,505	2,131	7,437
Tax benefits from stock based awards	—	(175)	—	(10,792)
Excess tax benefits from stock-based awards	—	175	—	10,792
Deferred income taxes	(1,038)	(1,753)	(10,113)	(18,253)
Impairment of intangible assets	—	10,217	—	10,217
Changes in operating assets and liabilities:
Accounts receivable, net	(2,560)	6,993	(13,443)	39,902
Income tax receivable	4,478	(241)	3,200	(469)
Other assets	4,032	(4,333)	(3,860)	194
Accounts payable	(7,503)	(1,084)	(5,919)	(2,728)
Deferred revenue	(1,123)	(50,474)	13,838	(127,405)
Other liabilities	(460)	(14,587)	20,280	(52,494)

Net cash (used in) provided by operating activities	(2,416)	(4,858)	(8,856)	20,942
Investing activities
Purchase of marketable securities	(147,082)	(198,225)	(617,256)	(821,942)
Sales of marketable securities	17,994	88,778	170,943	234,901
Maturities of marketable securities	123,292	284,257	496,763	699,418
Acquisition of property and equipment	(2,429)	(1,054)	(7,078)	(7,344)
Proceeds from sale of property and equipment	3	—	5,059	—
Business acquisitions, net of cash acquired	(718)	—	(391,711)	(18,054)
Restricted cash	—	—	—	227
Other investing activities, net	(343)	889	357	228

Net cash (used in) investing activities	(9,283)	174,645	(342,923)	87,434
Financing activities
Repurchase of common stock	—	(6,870)	—	(9,302)
Taxes paid related to net share settlement of equity awards	(210)	(364)	(963)	(1,031)
Proceeds from exercise of stock options and warrants	1,462	2,812	9,410	6,430
Proceeds from employee stock purchase plan	3,343	4,386	6,318	7,892
Excess tax benefits from stock-based awards	—	(175)	—	(10,792)
Repayment of debt	—	—	—	(100,000)

Net cash (used in) provided by financing activities	4,595	(211)	14,765	(106,803)
Effect of exchange rate changes on cash and cash equivalents	(246)	(190)	(231)	(804)
Net increase in cash and cash equivalents	(7,350)	169,386	(337,245)	769
Cash and cash equivalents, beginning of period	135,628	217,332	465,523	385,949

Cash and cash equivalents, end of period	$128,278	$386,718	$128,278	$386,718

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Revenue to Bookings
Revenue	$176,611	$202,580	$497,863	$696,904
Change in deferred revenue	(1,123)	(50,474)	14,085	(127,405)

Bookings	$175,488	$152,106	$511,948	$569,499

Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$(57,058)	$(68)	$(180,774)	$(11,740)
Provision for (benefit from) income taxes	(783)	(891)	(9,874)	(27,646)
Other income (expense), net	(647)	(929)	(2,668)	4,465
Interest income	(841)	(965)	(2,487)	(3,233)
Restructuring expense	287	6,769	27,672	37,317
Depreciation and amortization	19,283	33,986	64,553	96,905
Impairment of intangible assets	—	10,217	—	10,217
Contingent consideration fair value adjustment	6,750	—	20,100	—
Acquisition-related transaction expenses	—	—	6,425	—
Stock-based expense	36,295	9,256	93,468	65,066
Change in deferred revenue	(1,123)	(50,474)	14,085	(127,405)

Adjusted EBITDA	$2,163	$6,901	$30,500	$43,946

Reconciliation of Net income (loss) to Non-GAAP net income (loss)
Net income (loss)	$(57,058)	$(68)	$(180,774)	$(11,740)
Impairment of intangible assets	—	10,217	—	10,217
Contingent consideration fair value adjustment	6,750	—	20,100	—
Acquisition-related transaction expenses	—	—	6,425	—
Stock-based expense	36,295	9,256	93,468	65,066
Amortization of intangible assets from acquisitions	6,710	3,045	15,908	9,615
Change in deferred revenue	(1,123)	(50,474)	14,085	(127,405)
Restructuring expense	287	6,769	27,672	37,317
Tax effect of non-GAAP adjustments to net income (loss)	1,458	5,040	(7,015)	3,691

Non-GAAP net income (loss)	$(6,681)	$(16,215)	$(10,131)	$(13,239)

Reconciliation of GAAP diluted shares to Non-GAAP diluted shares
GAAP diluted shares	884,021	804,129	869,178	791,032
Other dilutive equity awards (1)	—	—	—	—

Non-GAAP diluted shares	884,021	804,129	869,178	791,032

Non-GAAP net income (loss) per share:	$(0.01)	$(0.02)	$(0.01)	$(0.02)

Reconciliation of Cash provided by operating activities to Free cash flow
Net cash provided by operating activities	(2,416)	(4,858)	(8,856)	20,942
Acquisition of property and equipment	(2,429)	(1,054)	(7,078)	(7,344)
Excess tax benefits (loss) from stock-based awards	—	(175)	—	(10,792)

Free cash flow	$(4,845)	$(6,087)	$(15,934)	$2,806

Reconciliation of GAAP to Non-GAAP provision for (benefit from) income taxes
GAAP provision for (benefit from) income taxes	(783)	(891)	(9,874)	(27,646)
Stock-based expense	(72)	(824)	3,691	3,564
Amortization of intangible assets from acquisitions	23	17	629	534
Contingent consideration fair value adjustment	(85)	—	793	—
Acquisition-related transaction expenses	(169)	—	254	—
Impairment of intangible assets	—	2,043	—	2,043
Change in deferred revenue	(445)	(6,356)	556	(12,315)
Restructuring expense	(710)	80	1,092	2,483

Non-GAAP provision for (benefit from) income taxes	$(2,241)	$(5,931)	$(2,859)	$(31,337)

(1)	Gives effect to all dilutive awards based on the treasury stock method.

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP FOURTH QUARTER 2014 OUTLOOK

(In thousands, except per share data, unaudited)

Fourth Quarter 2014
Reconciliation of Revenue to Bookings
Revenue range	$170,000 – 200,000
Change in deferred revenue	13,000

Bookings range	$183,000 – 213,000

Reconciliation of Net loss to Adjusted EBITDA
Net loss range	$(51,000) – (34,000)
Provision for (benefit from) income taxes	(1,000)
Other income, net	(1,000)
Interest income	(1,000)
Depreciation and amortization	20,000
Stock-based expense	30,000 – 33,000
Change in deferred revenue	13,000

Adjusted EBITDA range	$9,000 – 29,000

Reconciliation of Net loss to Non-GAAP Net loss
Net loss range	$(51,000) – (34,000)
Stock-based expense	30,000 – 33,000
Amortization of intangible assets from acquisitions	7,000
Change in deferred revenue	13,000
Tax effect of non-GAAP adjustments to net loss	(4,000) – (8,000)

Non-GAAP net income (loss) range	$(5,000) – 11,000

GAAP diluted shares	894,000
Non-GAAP diluted shares[1]	894,000 or 929,000[1]
Net income (loss) per share	$(0.06) – (0.04)
Non-GAAP net income (loss) per share	$(0.01) – 0.01

1 –	To the extent Non-GAAP net income (loss) is positive, Non-GAAP diluted shares gives effect to all dilutive awards based on the treasury stock method. To the extent Non-GAAP net income (loss) is negative, Non-GAAP diluted shares excludes the effect of such awards since they would be anti-dilutive.

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP 2014 OUTLOOK

(In thousands, except per share data, unaudited)

2014
Reconciliation of Revenue to Bookings
Revenue range	$668,000 – 698,000
Change in deferred revenue	27,000

Bookings range	$695,000 – 725,000

Reconciliation of Net loss to Adjusted EBITDA
Net loss range	$(231,000) – (214,000)
Provision for (benefit from) income taxes	(11,000)
Other income, net	(4,000)
Interest income Restructuring expense	(3,000) 28,000
Depreciation and amortization	85,000
Contingent consideration fair value adjustment	20,000
Acquisition-related transaction expenses	6,000
Stock-based expense	123,000 – 126,000
Change in deferred revenue	27,000

Adjusted EBITDA range	$40,000 – 60,000

Reconciliation of Net loss to Non-GAAP Net loss
Net loss range	$(231,000) –(214,000)
Stock-based expense	123,000 – 126,000
Amortization of intangible assets from acquisitions	23,000
Contingent consideration fair value adjustment	20,000
Acquisition-related transaction expenses	6,000
Change in deferred revenue Restructuring expense	27,000 28,000
Tax effect of non-GAAP adjustments to net loss	(11,000) – (15,000)

Non-GAAP net income (loss) range	$(15,000) – 1,000

GAAP diluted shares	875,000
Non-GAAP diluted shares[1]	875,000 or 914,000[1]
Net income (loss) per share	$(0.26) – (0.24)
Non-GAAP net income (loss) per share	$(0.02) – 0.00

1 –	To the extent Non-GAAP net income (loss) is positive, Non-GAAP diluted shares gives effect to all dilutive awards based on the treasury stock method. To the extent Non-GAAP net income (loss) is negative, Non-GAAP diluted shares excludes the effect of such awards since they would be anti-dilutive.